LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
      Know all by these presents, that the undersigned hereby makes, constitutes and appoints
each of Robert F. Bell and Thomas R. Moran, each acting individually, as the undersigned's true
and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of
and in the name, place and stead of the undersigned to:
      (1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any
amendments thereto) with respect to the securities of Conn's, Inc., a Delaware corporation (the
"Company"), with the United States Securities and Exchange Commission, any
national
securities exchanges and the Company, as considered necessary or advisable under
Section 16(a)
of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as
amended from time to time (the "Exchange Act");
      (2) seek or obtain, as the undersigned's representative and on the undersigned's
behalf, information on transactions in the Company's securities from any third party, including
brokers, employee benefit plan administrators and trustees, and the undersigned hereby
authorizes any such person to release any such information to each of the undersigned's
attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release
of information; and
      (3) perform any and all other acts which in the discretion of such attorney-in-fact are
necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
      The undersigned acknowledges that:
      (1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact
to act in their discretion on information provided to such attorney-in-fact without independent
verification of such information;
      (2) any documents prepared and/or executed by either such attorney-in-fact on behalf
of the undersigned pursuant to this Power of Attorney will be in such form and will contain such
information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or
desirable;
      (3) neither the Company nor either of such attorneys-in-fact assumes (i)
any liability
for the undersigned's responsibility to comply with the requirement of the
Exchange Act, (ii) any
liability of the undersigned for any failure to comply with such requirements, or (iii) any
obligation or liability of the undersigned for profit disgorgement under Section
16(b) of the
Exchange Act; and
      (4) this Power of Attorney does not relieve the undersigned from responsibility for
compliance with the undersigned's obligations under the Exchange Act, including without
limitation the reporting requirements under Section 16 of the Exchange Act.
      The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full
power and authority to do and perform all and every act and thing whatsoever requisite,
necessary or appropriate to be done in and about the foregoing matters as fully to all intents and
purposes as the undersigned might or could do if present, hereby ratifying all that each such
attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done
by virtue of this Limited Power of Attorney.
      This Power of Attorney shall remain in full force and effect until revoked by the
undersigned in a signed writing delivered to each such attorney-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
executed as of this 27th day of July, 2015.

     /s/ Brian A. Daly
     Signature

     Brian A. Daly
     Print Name